UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2011
BENEFICIAL MUTUAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

United States	1-33476	56-2480744

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, Philadelphia, Pennsylvania	19106

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (215) 864-6000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
The annual meeting of the stockholders of Beneficial Mutual Bancorp, Inc. (the “Company”) was held on May 19, 2011. The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:
1.	The following individuals were elected as directors of the Company, to serve for three year terms or until their successors are elected and qualified, by the following vote:

			BROKER
	FOR	WITHHELD	NON-VOTES
Gerard P. Cuddy	69,668,285	900,402	5,911,839
Frank A. Farnesi	70,264,141	304,546	5,911,839
Thomas J. Lewis	70,324,932	243,755	5,911,839
George W. Nise	70,255,548	313,139	5,911,839
The following individual was elected as a director of the Company, to serve for a one year term or until his successor is elected and qualified, by the following vote:

			BROKER
	FOR	WITHHELD	NON-VOTES
Charles Kahn, Jr.	70,282,426	286,261	5,911,839
2.
The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified by the stockholders by the following vote:

			BROKER
FOR	AGAINST	ABSTENTIONS	NON-VOTES
76,213,114	195,991	71,421	—
3.
An advisory vote taken on the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the annual meeting of stockholders, was approved by the following vote:

			BROKER
FOR	AGAINST	ABSTENTIONS	NON-VOTES
70,031,562	458,573	78,552	5,911,839

4.	An advisory vote was taken on the frequency of the advisory vote on the compensation of the Company’s named executive officers and the results of the vote were as follows:

ONE	TWO	THREE		BROKER
YEAR	YEARS	YEARS	ABSTENTIONS	NON-VOTES
68,347,403	30,795	2,042,243	148,246	5,911,839

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BENEFICIAL MUTUAL BANCORP, INC.
Date: May 20, 2011	By:	/s/ Thomas D. Cestare
Thomas D. Cestare
Executive Vice President and Chief Financial Officer